UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2004

MATTSON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21970

(Commission File Number)

77-0208119

(I.R.S. Employer Identification No.)

47131 Bayside Parkway
Fremont, CA 94538

(Address of principal executive offices and zipcode)

(Registrant’s telephone number, including area code): (510) 657-5900

Item 9.  Regulation FD Disclosure.

On June 28, 2004, Mattson Technology, Inc. issued press releases announcing that it has signed a definitive agreement to acquire Vortek Industries Ltd.  The press releases are furnished and attached as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTSON TECHNOLOGY, INC.

	By:	/s/ David Dutton
David Dutton,
President and Chief Executive Officer
Date: June 28, 2004

EXHIBIT INDEX

Exhibit Number	Description

99.1

Press Releases, dated June 28, 2004 entitled “Mattson Technology to Extend RTP Technology Leadership with Acquisition of Vortek Industries Ltd: Vortek’s Flashfire™  Technology to Expand Mattson RTP Portfolio”, and dated June 28, 2004 entitled “Mattson Technology Announces Availability of Conference Call to Discuss Acquisition of Vortek Industries Ltd.”